Exhibit 21

Domestic subsidiaries:

Biolectron, Inc. (Delaware corporation)

Biomet 3i, LLC (Florida LLC)

Biomet biologics, LLC (Indiana LLC)

Biomet Europe Ltd. (Delaware corporation)

Biomet Fair Lawn, LLC (Indiana LLC)

Biomet Holdings Ltd. (Delaware corporation)

Biomet International Ltd. (Delaware corporation)

Biomet Leasing, Inc. (Indiana corporation)

Biomet Manufacturing Corp. (Indiana corporation)

Biomet Microfixation, LLC (Florida LLC)

Biomet Orthopedics, LLC (Indiana LLC)

Biomet Sports Medicine, LLC (Indiana LLC)

Biomet Travel, Inc. (Indiana corporation)

Cross Medical Products, LLC (Delaware LLC)

EBI, LLC (Indiana LLC)

EBI Holdings, LLC (Delaware LLC)

EBI Medical Systems, LLC (Delaware LLC)

EBI Patient Care, Inc. (Puerto Rican corporation)

Electro-Biology, LLC (Delaware LLC)

Biomet Florida Services, LLC (Florida LLC)

Implant Innovations Holding LLC (Indiana LLC)

Interpore Cross International, LLC (California LLC)

Interpore Spine Ltd. (Delaware corporation)

Kirschner Medical Corporation (Delaware corporation)

The Post Graduate Foundation, Inc. (Indiana non-profit corporation)

Foreign subsidiaries:

Biomet Austria GmbH – Austria

Biomet Belgium BVBA – Belgium

Biomet Insurance Ltd. – Bermuda

Biomet China Business Trust – China

Changzhou Biomet – China

Shanghai Biomet Business Consulting Co. Ltd. – China

Zheijiang Biomet Medical Products Co. Ltd. – China

Biomet CZ S.r.o – Czech Republic

Biomet Denmark Aps – Denmark

Biomet Finland OY – Finland

Biomet France Sarl – France

Biomet Deutscland GmbH – Germany

Biomet (Gibraltar) Finance Ltd. – Gibraltar

Biomet (Gibraltar) Holdings Limited – Gibraltar

Biomet Gibraltar Limited – Gibraltar

Biomet Inernational (Gibraltar) Ltd. – Gibraltar

Biomet Hellas SA – Greece

Biomet Hong Kong CBT Limited – Hong Kong

Biomet Hong Kong Holding Limited – Hong Kong

Biomet Hong Kong No. 1 Limited – Hong Kong

Biomet Hong Kong No. 2 Limited – Hong Kong

Biomet Magyarorszag Kft. – Hungary

Biomet Itialia S.r.l. – Italy

Biomet Luxembourg Finance S.a.r.l. – Luxembourg

Biomet Biomet Holdings Luxembourg Sarl – Luxembourg

Biomet Luxembourg Sarl – Luxembourg

Biomet Sarl – Luxembourg

Biomet CV – Netherlands

Biomet Europe BV – Netherlands

Biomet Europe Spine BV – Netherlands

Biomet Global Supply Chain Center BV – Netherlands

Biomet Healthcare Limited – United Kingdom

Kabushiki Kaisha Implant Innovations Japan Inc. – Japan

Biomet Europe Holding Sarl – Luxembourg

Biomet Deutschland Holding GmbH – Germany

Biomet Deutschland Vertrieb GmbH – Germany

Biomet Newco France SAS – France

Biomet 3i Portugal L.d.a. – Switzerland

Biomet Holdings BV – Netherlands

Biomet Nederland BV – Netherlands

Biomet Onroerend Goed BV – Netherlands

Biomet UK Real Estate Holding BV – Netherlands

Walter Lorenz Surgical Europe BV – Netherlands

Biomet Norge AS – Norway

Biomet Polska Sp. z.o.o. – Poland

Biomet Portugal Unipessoal, Lda – Portugal

Biomet South Afrida (Pty.) Ltd. – South Africa

Biomet Spain Orthopedics SL – Spain

Biomet Cementing Technoogies AB – Sweden

Biomet Ortopaedics AB – Sweden

Scandimed Holding AB – Sweden

Biomet Orthopaedics Switzerland GmbH – Switzerland

Ortra Holdings SA – Switzerland

Biomet Medikal Drunjer Dadytym Pazarlama Yhracat ve Dys Ticaret Ltd. Sti. – Turkey

MET Ortopedi AS – Turkey

TTT Ltd. Sti. – Turkey

Biomet Acquisitions Unlimited – United Kingdom

Biomet UK Ltd. – United Kingdom

Biomet 3i Australia Pty. Ltd. – Australia

Biomet 3i de Brasil Ltda. – Brazil

Biomet 3i Canada, Inc. – Canada

Biomet 3i de Mexico S.A. de C.V. – Mexico

Biomet 3i Belgium N.V. – Belgium

Biomet 3i Benelux Holdings N.V. – Belgium

Biomet 3i France – France

Biomet 3i Deutschland GmbH – Germany

Biomet 3i Global Supply Chain Center B.V. – Netherlands

Biomet 3i Netherlands B.V. – Netherlands

Biomet 3i Iberica SL – Spain

Biomet 3i Nordic AB – Sweden

Biomet 3i Switzerland GmbH – Switzerland

Biomet 3i Turkey – Turkey

Biomet 3i UK Limited – United Kingdom

Biomet Argentina SA – Argentina

Biomet Australia Pty Ltd. – Australia

Biomet Canada, Inc. – Canada

Biomet Microfixation Canada, Inc. – Canada

Biomet Chile SA – Chile

Biomet China Co., Ltd. – China

Orthopaedica Biomet Costa Rica SA – Costa Rica

Biomet Japan, Inc. – Japan

Biomet Korea Co. Ltd. – Korea

Biomet Mexico SA de CV – Mexico

Biomet Orthopaedics Ltd. – New Zealand

Biomet Orthopaedics Puerto Rico Inc. – Puerto Rico

EBI Medical Systems Ltd – United Kingdom